Exhibit 23.1





We hereby consent to the incorporation by reference in Valhi, Inc.'s (i) Registration Statement on Form S-8 (Nos. 33-53633, 33-48146, 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option - Stock Appreciation Rights Plan and (ii) Registration Statement on Form S-8 (No. 333-48391) and related Prospectus pertaining to the Valhi, Inc. 1997 Long-Term Incentive Plan, of our reports dated March 15, 2002, except with respect to Note 22, as to which the date is November 12, 2002, relating to the consolidated financial statements of Valhi, Inc. and Subsidiaries included in this Current Report on Form 8-K dated November 15, 2002.



                                                    PricewaterhouseCoopers LLP


Dallas, Texas
November 15, 2002


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